EXHIBIT 4.1

CERTIFICATE NO. __                                                _______ SHARES



                          MUTUAL FEDERAL BANCORP, INC.
                INCORPORATED UNDER THE LAWS OF THE UNITED STATES



         THIS CERTIFIES THAT [SPECIMEN] IS THE OWNER OF ____________________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.10 PAR VALUE PER SHARE, OF

                          MUTUAL FEDERAL BANCORP, INC.

         The shares evidenced by this certificate are transferable only on the books of Mutual Federal Bancorp, Inc. by the holder of record hereof in person or by attorney, upon the surrender of this certificate properly endorsed. These shares are non-withdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

         In Witness Whereof, Mutual Federal Bancorp, Inc. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed this ___ day of November, 2005.




_______________________________                 ________________________________
                      Secretary                                        President

                          MUTUAL FEDERAL BANCORP, INC.


         The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of Mutual Federal Bancorp, Inc. (the "Bank"), as from time to time amended (copies of which are on file at the principal office of the Bank), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

         The Board of Directors of the Bank is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Bank will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM         --      as tenants in common           UNIF GIFT TRAN ACT       -       _______________Custodian_______________
                                                                                             (Cus)                 (Minor)

TEN ENT         --      as tenants by the entireties                                    under Uniform Transfers to Minors Act

JT TEN          --      as joint tenants with right of                                  _____________________________
                        survivorship and not as tenants                                 (State)
                        in common

                                    Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto __________________, _______________ shares of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint ____________________, Attorney, to transfer the said shares on the books of Mutual Federal Bancorp, Inc. with full power of substitution.

Dated __________________,  200__        Signature_______________________________

                                        Signature_______________________________

In presence of:_______________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.